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                                                                   EXHIBIT 10.10

MEMO

     DATED: 6/1/01

     TO:    Virginia Cortinas, AL Fischer

     CC:    7 J OFFICE

     FROM:  Joel Hazlett

     RE:    7J/ Rattlesnake Hay Co.

     7J and Rattlesnake have entered into a 50/50 partnership on Hay baling equipment. 7J need to set up a property (HAYCO) that will joint bill Rattlesnake 50% of the expenses on invoices coded to HAYCO. Randy is setting up a bank account that all money received for hay baling services or hay sales will be put into. When note payments are due he will pay note payment on the equipment from this account and split any money left between 7J and Rattlesnake.

     I will create an invoice on any hay baling or hay sales so that we can keep proper records of all invoicing for HAYCO.

     Moneys received will go to Virginia for Deposit in the proper account.

     If you have any questions, please contact me.


     Joel Hazlett
     /s/ Joel Hazlett

     JH/ba

     Attachments


     6/1/01